                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of April 12,
                                              ---------
2001, is made by and among DTVN Holdings, Inc., a Delaware corporation (the

"Company"), and the persons listed on Exhibit A hereto who become parties to
--------
this Agreement by the execution and delivery of counterpart signature pages hereto (individually, a "Stockholder" and collectively, the "Stockholders").
                         -----------                         ------------

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 12, 2001, by and among the Company, Videos Intelligence, Inc., a Pennsylvania corporation and wholly-owned subsidiary of the Company ("Sub"), Video
                                                         ---
Intelligence, Inc., a Pennsylvania corporation ("Video Intelligence"), and the
                                                 ------------------
stockholders named therein (the "Merger Agreement"), Video Intelligence will be
                                 ----------------
merged with and into Sub (the "Merger"), and upon consummation of the Merger,
                               ------
Video Intelligence will cease to exist and Sub will be the surviving corporation; and


     WHEREAS, upon consummation of the Merger, the Stockholders will own shares of the common stock, par value $0.001 per share, of the Company ("Common Stock")
                                                                  ------------
and options to purchase shares of Common Stock (individually, an "Option" and
                                                                  ------
collectively, the "Options") as set forth in the Merger Agreement;
                   -------

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01  Defined Terms.  Each term used herein with its initial letter
           -------------
capitalized and not otherwise defined herein shall have the meaning set forth below:

     (a) "Closing Date" means the date on which the Merger is consummated.
          ------------

     (b) "Registration Securities" means for each Stockholder, all of the shares
          -----------------------
of Common Stock received by the Stockholder pursuant to the Merger and the shares of Common Stock acquired by the Stockholder from time to time upon exercise of his or her Option, together with any and all additional shares of Common Stock issued or distributed in respect of any such shares by way of stock dividend or distribution or stock split; provided, however that any shares of Registration Securities shall cease to be Registration Securities when (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such registration statement, or (ii) such shares have ceased to be outstanding.

     (c) "Relinquishment Agreement" means the Relinquishment Agreement, dated of
          ------------------------
even date herewith, among the Company, Sub and the stockholders of the Company named therein.

     (d) "Shelf Registration Statement" means a registration statement under the
          ----------------------------
Securities Act which provides for the sale of securities on a delayed or periodic basis as permitted under Rule 415 promulgated under the Securities Act.

     (e) "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     (f) "Stockholder Agreements" has the meaning assigned to such term in the
          ----------------------
Merger Agreement.

                                  ARTICLE II
                              REGISTRATION RIGHTS

     2.01.  Piggyback Registration.  Subject to the terms and conditions
            ----------------------
contained herein, if at any time during the one (1) year following the Closing Date, the Company proposes to file a Shelf Registration Statement under the Securities Act covering a proposed sale of Common Stock by another person or entity (the "Primary Person") (other than a registration relating to any employee benefit plan), the Company shall give the Stockholders written notice of such proposed filing at least thirty (30) days prior to the anticipated filing date, and such notice shall offer each Stockholder the opportunity to include in such offering, at the Company's expense, such number of shares of Registration Securities as they may request. Each Stockholder desiring to participate in such offering must notify the Company no later than ten (10) days following receipt of the notice given by the Company, which notice shall specify the number of shares of Registration Securities such Stockholder requests to be included in the offering. In the event the Company receives, within the required time, a request from a Stockholder to include Registration Securities in the offering, the Company shall include such Registration Securities in such offering on the same terms and conditions as any similar securities of the Company included therein, subject to the terms and conditions contained herein, except to the extent prohibited by applicable law, rule or regulation.

     2.02.  Limitation on Amount of Registration Securities Included in
            -----------------------------------------------------------
Offering.  Notwithstanding anything herein to the contrary: (a) the Company
--------
shall not be required to include shares of Registration Securities in any registration if the managing underwriter or the Primary Person shall determine that the inclusion of such Registration Securities requested to be registered would have an adverse effect on the marketability or the price of the securities proposed to be offered pursuant to the registration statement, in which event the Company shall be obligated to include only such limited number, if any, of Registration Securities in such offering as the managing underwriter or the Primary Person, as the case may be, believes may be sold without causing such adverse effect, which securities will be taken from those held by a group consisting of the Stockholders proposing to sell Registration Securities and other holders of securities of the Company having similar registration rights to those of the Stockholders, on a pro rata basis and (b) the Company may at any time withdraw or cease proceeding with the registration of Registration Securities if it shall at the time withdraw or cease proceeding with the registration of the Common Stock originally proposed to be registered, without any obligation or liability to any Stockholder seeking registration of Registration Securities hereunder.

     2.03.  Furnishing of Information.  It shall be a condition precedent to the
            -------------------------
obligation of the Company to take any action pursuant to this Agreement in respect of Common Stock that is to be registered at the request of a Stockholder that such Stockholder furnishes to the Company in a timely manner such information regarding such Stockholder and the Registration Securities held by such Stockholder as the Company shall reasonably request.

     2.04.  Participation in Underwritten Registrations.  No Stockholder may
            -------------------------------------------
participate in any underwritten registration hereunder unless such Stockholder
(a) agrees to sell such Stockholder's securities on the basis provided in any underwriting arrangements applicable to such offering and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     2.05.  Registration Not Required.  Notwithstanding anything contained
            -------------------------
herein to the contrary, the Company shall not be obligated to register shares of Registration Securities held by any Stockholder at any time following the first anniversary of the Closing Date; provided, however, that in the event any Registration Securities are covered by a registration statement hereunder that was declared effective by the Securities and Exchange Commission prior to such one (1) year anniversary, the Company shall continue to have the obligations set forth in Section 2.06 below with respect thereto.

     2.06.  Obligations of the Company.  Whenever, under this Agreement, the
            --------------------------
Company is required to register Registration Securities, it agrees that it shall do the following:

     (a) furnish to each Stockholder offering Registration Securities under such registration statement such number of copies of the related prospectus as such Stockholder may reasonably request;

     (b) register or qualify the Registration Securities covered by such registration statement under the securities or blue sky laws of such states within the United States and Puerto Rico as each Stockholder participating in such offering shall reasonably request; provided, however, that the Company shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or otherwise required to be qualified or has not so consented prior thereto;

     (c) use all reasonable efforts to maintain the effectiveness of any such shelf registration from the date it is declared effective by the Securities and Exchange Commission (the "Effective Date") until the earlier of: (i) the later
                          --------------
of (A) the one (1) year anniversary of the Closing Date or (B) nine (9) months after the Effective Date; or (ii) the date upon which all the Registration Securities which are included in such shelf registration have been sold; and

     (d) promptly upon the Company becoming aware of the issuance of any stop order suspending the effectiveness of a registration statement, furnish each Stockholder offering Registration Securities under such registration statement notice thereof.

     2.07.  Market Standoff.  In consideration of the granting to Stockholders
            ---------------
of the registration rights pursuant to this Agreement, each Stockholder agrees that, for so long as such Stockholder holds shares of Registration Securities, except as set forth in Section 3.07, such Stockholder will not sell, transfer or otherwise dispose of shares of Common Stock during the ten (10) days prior to the effectiveness of any registration (other than a registration relating to an employee benefit plan) of Common Stock for sale to the public and during the ninety (90) days following the effectiveness of such registration, provided that the underwriters for such offering request that the Stockholders be bound by such restrictions.

     2.08.  Indemnification.
            ---------------

     (a) The Company agrees to indemnify, defend and hold harmless each Stockholder against and in respect of any and all losses, claims, demands, damages, liabilities, assessments, penalties, and reasonable costs and expenses, including reasonable legal fees and expenses, (collectively, "Losses") resulting
                                                              ------
or arising from or otherwise relating to (i) any untrue statement of material fact contained in any registration statement covering such Stockholder's Registration Securities, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any violation by the Company of the Securities Act or any state securities or "blue sky" laws; except insofar as such Losses arise out of or are based upon any untrue statement or omission based upon information furnished to the Company by any of the Stockholders or underwriters for use in such registration statement.

     (b) Each Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company and its affiliates, and their respective officers, directors, employees, representatives, agents and stockholders against and in respect of any and all Losses resulting or arising from or otherwise relating to (i) any untrue statement of material fact contained in any registration statement, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is based upon information furnished to the Company by such Stockholder for use in such registration statement, and (ii) any violation by such Stockholder of the Securities Act or any state securities or "blue sky" laws, except insofar as such violations arise out of or are based upon the registration statement covering such Stockholder's Registration Securities.

                                  ARTICLE III
                                 MISCELLANEOUS

     3.01.  Transfer Restrictions.  Nothing contained herein shall permit, or be
            ---------------------
deemed to permit, any transfer of shares of Common Stock if such transfer is restricted or prohibited pursuant to the terms of the Relinquishment Agreement, the Stockholder Agreements or otherwise.

     3.02.  Notices.  Whenever this Agreement requires or permits any consent,
            -------
notice, request, or demand from one party to another, the consent, notice, request, or demand must be in writing to be effective and delivered in person or sent by reputable express courier, facsimile, or registered or certified mail, return receipt requested, in each case addressed (or faxed) as indicated below. Any such written communication shall be deemed to be delivered, issued, given, received and sent (a) if delivered in person, when actually received by the person to whom notice is sent (with signed confirmation of receipt), (b) if delivered by reputable express courier service, when actually received by the person to whom notice is sent, (c) if delivered by facsimile, on the day sent if transmitted (with confirmation of receipt) during normal business hours of the recipient, or if not transmitted during normal business hours, on the first business day following the day transmitted (with confirmation of receipt), or
(d) if delivered by registered or certified mail (whether actually received or not), at the close of business on the fifth business day following the day when placed in the mail, postage prepaid. A copy of all communications of a party sent by facsimile shall be sent by registered, certified or first class mail, or by courier service to the other party; provided that failure to so confirm such facsimile communication shall not invalidate the communication given by facsimile. Each party may change its, his or her address and facsimile number for notice by giving written notice of such change to the other parties in the manner provided in this Section.

     If to the Company:       DTVN Holdings, Inc.
                              635 West Campbell Road, Suite 130
                              Richardson, Texas  75080
                              Attention:  Michael G. Donohoe, General Counsel
                              Facsimile: (972) 783-2573

     If to a Stockholder:     To the address for such Stockholder
                              set forth on Exhibit A hereto

     3.03.  Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
            -------------
PARTIES UNDER OR PURSUANT TO THIS AGREEMENT, SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE APPLICATION OF CHOICE OF LAW RULES OF TEXAS OR ANY OTHER JURISDICTION THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

  3.04.  Jurisdiction. Each Stockholder irrevocably and unconditionally submits
         ------------
to the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to this Agreement. Each Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Stockholder agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Stockholder and may be enforced in any other courts having jurisdiction over such Stockholder. Each Stockholder agrees that he or she will not bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction than as aforesaid.

     3.05.  No Waiver.  No delay, failure or refusal on the part of a party to
            ---------
exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of other parties, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of a party to give notice to the other parties of any breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by (a) the Company, if the Company is the party waiving such obligation or right, or (b) the Stockholders holding a majority of the voting power of the Registration Securities of all the Stockholders then outstanding, if the Stockholders are waiving such obligation or right, and any such waiver shall be binding upon all of the Stockholders.

     3.06.  Severability. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     3.07.  Assignment; Successors and Assigns.  Neither this Agreement nor any
            ----------------------------------
rights hereunder may be assigned by any Stockholder without the prior written consent of the Company, which consent may be withheld in the exercise of the Company's sole discretion; provided that if shares of Registration Securities are transferred by a Stockholder (a) under the Stockholder's will or pursuant to the laws of descent and distribution, or (b) by gift to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), then the registration rights pertaining to such shares of transferred Registration Securities shall be transferred along with such shares, so long as, in each case, the transferee(s) deliver to the Company an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Stockholder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

     3.08.  Entire Agreement; Amendment. This Agreement, the Merger Agreement
            ---------------------------
and the agreements contemplated thereby constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and discussions relating to such subject matter. No amendment, modification or termination of any provision of this Agreement shall be valid unless in a subsequent writing and signed by
(a) the Company and (b) Stockholders holding a majority of the voting power of the Registration Securities of all the Stockholders then outstanding, and any such amendment, modification or termination shall be binding on all parties hereto; provided that the consent of a party shall not be required for any amendment, modification or termination of any provision of this Agreement if such party is not adversely affected thereby.

     3.09.  Section Headings; Pronouns.  The section and paragraph headings
            --------------------------
contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     3.10.  Execution in Counterparts.  This Agreement may be executed in any
            -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   DTVN HOLDINGS, INC.



                                        /s/ Hugh Simpson
                                   By: _____________________________________
                                       Hugh Simpson,
                                       Chief Executive Officer and President

                                   STOCKHOLDERS:


                                    /s/ Philip O'Reilly
                                   _________________________________________
                                   Philip O'Reilly



                                   _________________________________________
                                   Bruce Hawkins



                                   _________________________________________
                                   Joy Thompson



                                   _________________________________________
                                   Bryan Morriss



                                   _________________________________________
                                   Scott Winterstein



                                   _________________________________________
                                   Joe Yapsuga

                                   _________________________________________
                                   Michal West



                                   _________________________________________
                                   Roger Vergin



                                   _________________________________________
                                   Robert Harris

                                   EXHIBIT A

                       To Registration Rights Agreement


Stockholder                                 Address
-----------                                 -------

Philip O'Reilly                         12 Stanton Avenue
                                        West Chester, PA  19382

Bruce Hawkins                           6318 Sandstone Drive
                                        Arlington, TX  76001

Joy Thompson                            2407 Page Place
                                        Mansfield, TX  76063

Bryan Morriss                           1101 Loggins Trail
                                        Poolville, TX  76487

Scott Winterstein                       134 Manor Drive
                                        Azle, TX  76020

Joe Yapsuga                             1178 Windermere Drive
                                        Pittsburgh, PA  15218

Michal West                             8201 Mosstree Drive
                                        Arlington, TX  76001

Roger Vergin                            287 Devon Way
                                        West Chester, PA  19380

Robert Harris                           8 Scammel Drive
                                        Yardley, PA  19067

                                      A-1